As filed with the Securities and Exchange Commission on April 9, 2026

Registration No. 333-13639

Registration No. 333-13641

Registration No. 333-13643

Registration No. 333-13637

Registration No. 333-13645

Registration No. 333-13647

Registration No. 333-14101

Registration No. 333-16401

Registration No. 333-27057

Registration No. 333-50601

Registration No. 333-50603

Registration No. 333-89090

Registration No. 333-126890

Registration No. 333-152909

Registration No. 333-176267

Registration No. 333-176275

Registration No. 333-196508

Registration No. 333-223460

Registration No. 333-226619

Registration No. 333-252040

Registration No. 333-258486

Registration No. 333-280272

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13639

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13641

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13643

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13637

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13645

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13647

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-14101

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-16401

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-27057

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-50601

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-50603

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-89090

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126890

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152909

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176267

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176275

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196508

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223460

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-226619

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-252040

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-258486

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-280272

UNDER

THE SECURITIES ACT OF 1933

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	65-0654331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina	28208
(Address of Principal Executive Offices)	(Zip Code)

W. R. Grace & Co. 1986 Stock Incentive Plan

W.R. Grace & Co. 1989 Stock Incentive Plan

W.R Grace & Co. 1994 Stock Incentive Plan

W.R. Grace & Co. 1981 Stock Incentive Plan

W.R. Grace & Co. Hourly Employees Savings and Investment Plan

W.R. Grace & Co. Salaried Employees Savings and Investment Plan

W.R. Grace & Co. 1996 Stock Incentive Plan

W.R. Grace & Co. 1997 Stock Plan for Nonemployee Directors

Contingent Stock Plan of Sealed Air Corporation

Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors

2005 Contingent Stock Plan of Sealed Air Corporation

2014 Omnibus Incentive Plan

(Full title of the plans)

Stefanie M. Holland

Vice President, General Counsel and Secretary

Sealed Air Corporation

2415 Cascade Pointe Boulevard

Charlotte, North Carolina 28208

(Name and address of agent for service)

(980) 221-3235

(Telephone Number, including area code, of agent for service)

With a copy to:

Julia Danforth, P.C.

Katherine Shaia

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements (collectively, the “Registration Statements”) filed by Sealed Air Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement No. 333-13639, filed with the SEC on October 7, 1996, registering 624,169 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R. Grace & Co. 1986 Stock Incentive Plan.

•

Registration Statement No. 333-13641, filed with the SEC on October 7, 1996, registering 3,359,264 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R. Grace & Co. 1989 Stock Incentive Plan.

•

Registration Statement No. 333-13643, filed with the SEC on October 7, 1996, registering 2,791,121 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R Grace & Co. 1994 Stock Incentive Plan.

•

Registration Statement No. 333-13637, filed with the SEC on October 7, 1996, registering 4,347 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R. Grace & Co. 1981 Stock Incentive Plan.

•

Registration Statement No. 333-13645, filed with the SEC on October 8, 1996, registering 500,000 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R. Grace & Co. Hourly Employees Savings and Investment Plan.

•

Registration Statement No. 333-13647, filed with the SEC on October 8, 1996, registering 5,000,000 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R. Grace & Co. Salaried Employees Savings and Investment Plan.

•

Registration Statement No. 333-14101, filed with the SEC on October 15, 1996, registering 7,000,000 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R. Grace & Co. 1996 Stock Incentive Plan.

•

Registration Statement No. 333-16401, filed with the SEC on November 19, 1996, registering 1,034 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R. Grace & Co., 1989 Stock Incentive Plan.

•

Registration Statement No. 333-27057, filed with the SEC on May 14, 1997, registering 200,000 shares of common stock, par value $0.01 per share, of W.R. Grace & Co., issuable pursuant to the W.R. Grace & Co. 1997 Stock Plan for Nonemployee Directors.

•

Registration Statement No. 333-50601, filed with the SEC on April 21, 1998, registering 450,450 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the Contingent Stock Plan of Sealed Air Corporation.

•

Registration Statement No. 333-50603, filed with the SEC on April 21, 1998, registering 489,307 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the W.R. Grace & Co. 1986 Stock Incentive Plan, the W.R. Grace & Co. 1989 Stock Incentive Plan, the W.R. Grace & Co. 1994 Stock Incentive Plan and the W.R. Grace & Co. 1996 Stock Incentive Plan.

•

Registration Statement No. 333-89090, filed with the SEC on May 24, 2002, registering 100,000 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors.

•

Registration Statement No. 333-126890, filed with the SEC on July 26, 2005, registering 2,600,000 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2005 Contingent Stock Plan of Sealed Air Corporation.

•

Registration Statement No. 333-152909, filed with the SEC on August 8, 2008, registering 3,200,000 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2005 Contingent Stock Plan of Sealed Air Corporation.

•

Registration Statement No. 333-176267, filed with the SEC on August 12, 2011, registering 200,000 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors.

•

Registration Statement No. 333-176275, filed with the SEC on August 12, 2011, registering 4,200,000 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2005 Contingent Stock Plan of Sealed Air Corporation.

•

Registration Statement No. 333-196508, filed with the SEC on June 4, 2014, registering 4,415,251 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2014 Omnibus Incentive Plan.

•

Registration Statement No. 333-223460, filed with the SEC on March 6, 2018, registering 1,669,071 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2014 Omnibus Incentive Plan.

•

Registration Statement No. 333-226619, filed with the SEC on August 6, 2018, registering 2,199,114 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2014 Omnibus Incentive Plan.

•

Registration Statement No. 333-252040, filed with the SEC on January 12, 2021, registering 1,495,431 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2014 Omnibus Incentive Plan.

•

Registration Statement No. 333-258486, filed with the SEC on August 5, 2021, registering 2,999,054 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2014 Omnibus Incentive Plan.

•

Registration Statement No. 333-280272, filed with the SEC on June 17, 2024, registering 3,507,590 shares of common stock, par value $0.10 per share, of Sealed Air Corporation, issuable pursuant to the 2014 Omnibus Incentive Plan.

On April 9, 2026, pursuant to the Agreement and Plan of Merger, dated as of November 16, 2025 (the “Merger Agreement”), by and among Sword Purchaser, LLC, a Delaware limited liability company (“Parent”), Sword Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company and the separate corporate existence of Merger Sub ceased, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all of the offerings and sales of the Company’s securities pursuant to the Registration Statements. In accordance with the undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of the Company registered under such Registration Statements which remain unsold at the termination of the offering, the Company hereby removes from registration, by means of these Post-Effective Amendments, all of the securities of the Company registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 9, 2026.

SEALED AIR CORPORATION

By:	/s/ Stefanie M. Holland
Name: Stefanie M. Holland
Title: Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.